UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 29, 2014

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Approach Resources Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 29, 2014, in Fort Worth, Texas, for the following purposes: (1) to elect three directors to the class of directors whose respective terms expire at the 2017 Annual Meeting of Stockholders; (2) to hold an advisory vote on the compensation of the Company’s named executive officers; and (3) to ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Each of these items is more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 23, 2014.

At the close of business on April 11, 2014, the record date for the Annual Meeting, there were 39,372,780 shares of the Company’s common stock issued, outstanding and entitled to vote at the Annual Meeting.

Proposal 1 – Election of Directors

Each of the three nominees for director was duly elected by the Company’s stockholders, with votes as follows:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Alan D. Bell	30,350,159	187,284	6,223,080
Sheldon B. Lubar	30,339,897	197,546	6,223,080
Christopher J. Whyte	30,431,052	106,391	6,223,080

Proposal 2 – Advisory Vote on Executive Compensation

With respect to the advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s 2014 proxy statement, the compensation of the Company’s named executive officers was approved, with votes as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
30,187,707	261,390	88,346	6,223,080

Proposal 3 – Ratification of Independent Public Accounting Firm

The appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, was ratified, with votes as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
36,639,121	83,529	37,873	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Chief Administrative Officer

Date: May 29, 2014

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